UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K /A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2011

Avatar Ventures Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-147037 (Commission File Number)	None (IRS Employer Identification No.)

27281 Las Ramblas, Suite 200
Mission Viejo, California 92691
 (Address of principal executive offices) (Zip Code)

(949) 420-3100
(Registrant’s telephone number, including area code)

Postal Code 130021, Box 2225
Ming De Road Post Office, Chao Yang
 Chang Chun China 1300006
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On May 5, 2011, Avatar Ventures Corp., a Nevada corporation (“Avatar Ventures”) entered into a Subscription Agreement with a non-U.S. company as the purchaser, pursuant to which Avatar Ventures offered and sold 384,615 shares of common stock, par value $.001 per share, at a purchase price of approximately $1.30 per share for aggregate proceeds of $500,000 in cash.  The Subscription Agreement had been signed by the purchaser on April 24, 2011, and aggregate proceeds of $500,000 were received by Avatar Ventures on April 29, 2011.  Avatar Ventures relied upon Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), as an exemption from the registration provisions of the Securities Act in making the offer and sale on the basis that the offer and sale was made outside of the United States, to a non-US person, where no directed selling efforts were made in the United States and offering restrictions were implemented.  Avatar Ventures did not, and is not, obligated to make payment of any commission, underwriting discount or finder’s fee in connection with the offer and sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatar Ventures Corp.
(Registrant)

Date:   June 3, 2011                                                                              By:       /s/    Jack G. Stevenson
        Name:  Jack G. Stevenson
        Title: President